UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant □

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☐ Preliminary Proxy Statement
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Plantronics, Inc.
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SUBJECT: HP to Acquire Poly

Hi <First Name>,

Today I’m reaching out to share some big news~~.~~

Poly has entered into a definitive agreement to be acquired by HP in an all-cash transaction for $40 per share of Poly common stock, implying a total enterprise value of approximately $3.3 billion.

I am thrilled about the opportunity this represents. The transaction is a result of all of the work we have done at Poly over the last 18 months to transform our organization. We connect people, technology and spaces to transform inequitable hybrid conditions into beautifully connected and seamless work from anywhere. In what has been a trying couple of years, we’ve shown up when our customers needed us the most, and I’m proud of that.

This acquisition is great for you, Poly, our stockholders and our customers.

At Poly, the customer is at the center of all that we do, and this combination will give Poly an opportunity to dramatically scale our business and accelerate our innovation in new ways, and reach new markets and channels with a like-minded partner that brings highly complementary technologies and relationships to the table. Once completed, Poly will go to market in multiple channels around the world at significantly greater scale, with a recognized and respected technology market leader.

HP will benefit from the experience and expertise of all Poly’s people, from engineering and design talent to our highly specialized sales and support teams that offer unique customer relationships and insights.

HP’s complementary and broad product offering in computing, device management and security will give our combined company a unique industry platform to address the ever-increasing need for sophisticated and integrated business infrastructure as organizations globally continue to navigate the future of communication and collaboration. This transaction also creates operational scale for us - for example, we will be in a completely different position when it comes to working with component suppliers, or transportation logistics providers, when we are part of an organization that generates roughly 30x the revenue than Poly does on a standalone basis.

Finally, and importantly, we share the same vision with senior leaders at HP when it comes to delivering the future of work, and the opportunities this represents. This means that Poly’s people, culture, rich heritage and spirit of innovation are every bit as important to HP as our product roadmap.

Put simply: what makes us successful isn’t only the technology we make and sell, it’s the people who make and sell it. You–all of you–are the value at the heart of this deal, and HP recognizes that. I’m sharing this message (link) so you will hear not only from me, but directly from the CEO of HP, just how important Poly’s people are to this transaction, and his plans for the future.

And while we’re two different companies, we share not only a strategic vision of the future, but we share a common approach to realizing that vision, with complementary engineering cultures that are focused on building not only what's needed now, but understanding what people need in the future in order to work productively with each other.

I will host a Special Poly Update at 10 a.m. PT today to discuss today’s news so please look for an invitation to that coming shortly.

I want you to know that I am committed to Communicating Courageously and being as transparent as possible as this progresses. There’s a lot of work to do still, and our current understanding is that the transaction is likely to close by the end of the calendar year.

So one key takeaway for you right now is this: until close, we remain a separate company from HP and it is business as usual, which here at Poly means keep doing everything you are already doing in order to drive excellent results.

Business as usual means our org structures remain in place, agreements with customers, partners and suppliers remain in place, and your job remains the same. And I know many of you are shareholders and equity holders, and the transaction will provide compelling and certain value to you at closing.

I understand that you’re going to have a lot of questions, and we’re committed to providing answers as we get them. I encourage you to review our FAQs resource here (link), which we’ll continue to update as we get more information. And I’ll keep you all updated as we move toward close.

Until then, stay focused and keep working hard toward the same goal we’ve had since the beginning: to own the future of working together.

Dave

 Additional Information and Where to Find It

Poly, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the proposed acquisition of Poly (the “Transaction”). Poly plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Transaction. Robert C. Hagerty, Marv Tseu, Kathy Crusco, Brian Dexheimer, Greggory Hammann, Guido Jouret, Talvis Love, Marshall Mohr, Daniel Moloney, Dave Shull and Yael Zheng, all of whom are members of Poly’s Board of Directors, and Chuck Boynton who is Poly’s chief financial officer, are participants in Poly’s solicitation. None of such participants owns individually in excess of 1% of Poly’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Poly’s definitive proxy statement for its 2021 Annual Meeting of Stockholders (the “2021 Proxy Statement”), which was filed with the SEC on June 14, 2021. To the extent that holdings of Poly’s securities have changed since the amounts printed in the 2021 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Poly will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT POLY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Poly with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Poly’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Poly with the SEC in connection with the Transaction will also be available, free of charge, at Poly’s investor relations website (https://investor.poly.com) or by contacting Poly’s Investor Relations at IR@poly.com.

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding: the Transaction, including the expected timing of the closing of the Transaction; the anticipated benefits of the Transaction and other considerations taken into account by Poly’s Board of Directors in approving the Transaction; and expectations for Poly prior to and following the closing of the Transaction. If any of these risks or uncertainties materialize, or if any of Poly’s assumptions prove incorrect, Poly’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with: the possibility that the conditions to the closing of the Transaction are not satisfied on a timely basis or at all, including the risk that the required approval from Poly’s stockholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction; the ability of each party to consummate the Transaction; the occurrence of any event, change or other circumstances that could give rise to the right to terminate the Transaction; possible disruption related to the Transaction to Poly’s current plans and operations, including through the loss of employees, customers and business partners; economic, market, business or geopolitical conditions (including resulting from the COVID-19 pandemic, supply chain disruptions, or the military conflict in Ukraine and related sanctions against Russia and Belarus) or competition, or changes in such conditions, negatively affecting Poly’s business, operations and financial performance;  the failure to realize anticipated benefits of the Transaction when expected or at all; and other risks and uncertainties detailed in the periodic reports that Poly files with the SEC, including Poly’s Annual Report on Form 10-K filed with the SEC on May 18, 2021, and Quarterly Reports on Form 10-Q filed with the SEC on July 30, 2021, October 28, 2021 and February 8, 2022, each of which may be obtained on the investor relations section of Poly’s website (https://investor.poly.com). All forward-looking statements in this communication are based on information available to Poly as of the date of this communication, and Poly does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.